TRANSFER AGENT SERVICES AGREEMENT

      This Agreement, dated as of the 1st day of August, 1995, made by and between IAA Trust Asset Allocation Fund, Inc. (the "Asset Allocation Fund"), a corporation duly organized and existing under the laws of the state of Maryland and operating as a registered investment company under the Investment Company Act of 1940, as amended (the "Act"), and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

      WHEREAS, the Asset Allocation Fund desires to retain Fund/Plan to perform share transfer agency, redemption and dividend disbursing services as set forth in this Agreement and in Schedule "A" attached hereto, and to perform certain other functions in connection with these duties; and

      WHEREAS, Fund/Plan is registered with the Securities and Exchange Commission as a Transfer Agent as required under Section 17(A)(c) of the Securities Exchange Act of 1934, as amended; and

      WHEREAS, Fund/Plan is willing to serve in such capacity and perform such functions upon the terms and conditions set forth below;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

      Section 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

      Share Certificates shall mean the certificates representing shares of stock of the Asset Allocation Fund.

      Shareholders shall mean the registered owners of the Shares of the Asset Allocation Fund in accordance with the share registry records maintained by Fund/Plan for the Asset Allocation Fund.

      Shares shall mean the issued and outstanding shares of the Asset Allocation Fund.

      Signature Guarantee shall mean the guarantee of signatures by an "eligible guarantor institution" as defined in rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. Eligible guarantor institutions include banks, brokers, dealers, credit unions,

Transfer Agent Services Agreement between IAA Trust Asset Allocation Fund, Inc.
                          and Fund/Plan Services, Inc.
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

national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.

      Oral Instruction shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Fund/Plan in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking an original signature, by a person or persons reasonably identified to Fund/Plan to be a person or persons so authorized by a resolution of the Board of Directors of the Asset Allocation Fund.

      Written Instruction shall mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to Fund/Plan in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to Fund/Plan to be the signature of a person or persons so authorized by a resolution of the Board of Directors of the Asset Allocation Fund to give Written Instructions to Fund/Plan.

                            TRANSFER AGENCY SERVICES

      Section 2. The Fund shall furnish to Fund/Plan as Transfer Agent a sufficient supply of blank Share Certificates and from time to time will renew such supply upon the request of Fund/Plan. Such blank Share Certificates shall be signed manually or by facsimile signatures of officers of the Fund authorized by law or the by-laws of the Fund to sign Share Certificates and, if required, shall bear the corporate seal or a facsimile thereof.

      Section 3. Fund/Plan as Transfer Agent shall make original issues of Shares in accordance with the terms of this agreement below and with the Asset Allocation Fund's Prospectus and Statement of Additional Information then in effect, upon the written request of the Asset Allocation Fund, and upon being furnished with (i) a certified copy of a resolution or resolutions of the Board of Directors of the Asset Allocation Fund authorizing such issue; (ii) an opinion of counsel as to the validity of such Shares; and (iii) necessary funds for the payment of any original issue tax applicable to such additional Shares.

      Section 4. Transfers of Shares shall be registered and new Share Certificates issued by Fund/Plan upon redemption of outstanding Share Certificates, (i) in the form deemed by Fund/Plan to be properly endorsed for transfer, (ii) with all necessary endorser's signatures guaranteed pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended,

Transfer Agent Services Agreement between IAA Trust Asset Allocation Fund, Inc.
                          and Fund/Plan Services, Inc.
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accompanied by, (iii) such assurances as Fund/Plan shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and (iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.

      Section 5. When mail is used for delivery of Share Certificates, Fund/Plan shall forward Share Certificates in "non-negotiable" form by first-class mail, and Share Certificates in "negotiable" form by registered mail, all mail deliveries to be covered while in transit to the addressee by insurance arranged for by Fund/Plan.

      Section 6. In registering transfers, Fund/Plan as Transfer Agent may rely upon the applicable commercial code or any other applicable law which, in the written opinion (a copy of which shall previously have been furnished to the Asset Allocation Fund) of counsel, protect Fund/Plan and the Asset Allocation Fund in not requiring complete documentation, in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.

      Section 7. Fund/Plan as Transfer Agent may issue new Share Certificates in place of Share Certificates represented to have been lost, destroyed or stolen, upon receiving indemnity satisfactory to Fund/Plan and may issue new Share Certificates in exchange for and upon surrender of mutilated Share Certificates.

      Section 8. In case any officer of the Fund who shall have signed manually or whose facsimile signature shall have been affixed to blank Share Certificates shall die, resign or be removed prior to the issuance of such Share Certificates, Fund/Plan as Transfer Agent may issue or register such Share Certificates as the Share Certificates of the Fund notwithstanding such death, resignation or removal; and the Fund shall file promptly with Fund/Plan such approval, adoption or ratification as may be required by law.

      Section 9. With respect to confirmed trades received by Fund/Plan as Transfer Agent for the Fund, Fund/Plan shall periodically notify the Fund of the current status of outstanding confirmed trades. Fund/Plan is authorized to cancel confirmed trades which have been outstanding for thirty (30) days. Upon such cancellation, the Transfer Agent shall instruct the Fund Accounting Agent to adjust the books of the Fund accordingly.

      Section 10. Fund/Plan will maintain stock registry records in the usual form in which it will note the issuance, transfer and redemption of Shares and the issuance and transfer of

Transfer Agent Services Agreement between IAA Trust Asset Allocation Fund, Inc.
                          and Fund/Plan Services, Inc.
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Share Certificates, and is also authorized to maintain an account entitled
Unissued Certificate Account in which it will record the Shares and fractions issued and outstanding from time to time for which issuance of Share Certificates is deferred. Fund/Plan will provide reports of Fund Share purchases, redemptions, and total Shares outstanding on the next business day after each net asset valuation. Fund/Plan is authorized to keep records, which will be part of the stock transfer records, in which it will note the names and registered address of Shareholders and the number of Shares and fractions from time to time owned by them for which no Share Certificates are outstanding. Each Shareholder will be assigned a single account number even though Shares for which Certificates have been issued will be accounted for separately.

      Section 11. Fund/Plan will issue Share Certificates for Shares of the Fund, only upon receipt of a written request from a Shareholder. In all other cases, the Fund authorizes Fund/Plan to dispense with the issuance and countersignature of Share Certificates whenever Shares are purchased. In such case Fund/Plan as Transfer Agent, shall merely note on its stock registry records the issuance of the Shares and fractions (if any), shall credit the Unissued Certificate Account with the Shares and fractions issued and shall credit the proper number of Shares and fractions to the respective Shareholders. Likewise, whenever Fund/Plan has occasion to surrender for redemption Shares and fractions owned by Shareholders, it shall be unnecessary to issue Share Certificates for redemption purposes. The Fund authorizes Fund/Plan in such cases to process the transactions by appropriate entries in its Share transfer records, and debiting of the Unissued Certificate Account and the record of issued Shares outstanding.

      Section 12. Under this Agreement, Fund/Plan shall, in addition to the duties and functions above-mentioned, perform the usual duties and functions of a stock transfer agent for an investment company as listed in Schedule "A" attached hereto. Fund/Plan may rely conclusively and act without further investigation upon any list, instruction, certification, authorization or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by duly authorized person or persons, or upon the instructions of any officer of the Asset Allocation Fund, or upon the advice of counsel for the Asset Allocation Fund or for Fund/Plan. Fund/Plan may record any transfer of Shares which is reasonably believed by it to have been duly authorized or may refuse to record any transfer of Shares if in good faith Fund/Plan in its capacity as Transfer

Transfer Agent Services Agreement between IAA Trust Asset Allocation Fund, Inc.
                          and Fund/Plan Services, Inc.
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Agent deems such refusal necessary in order to avoid any liability either of the
Asset Allocation Fund or Fund/Plan. The Asset Allocation Fund agrees to indemnify and hold harmless Fund/Plan from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of so relying or acting or refusing to act. Fund/Plan shall maintain and reconcile all operating bank accounts necessary to facilitate all transfer agency processes; including, but not limited to, distribution disbursements, redemptions and payment clearance accounts.

      Section 13. In case of any request or demand for the inspection of the Share records of the Asset Allocation Fund, Fund/Plan as Transfer Agent shall endeavor to notify the Asset Allocation Fund and to secure instructions as to permitting or refusing such inspection. Fund/Plan may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

      Section 14. Fund/Plan acknowledges that all records that it maintains on behalf of the Asset Allocation Fund are the property of the Asset Allocation Fund and will be surrendered promptly to the Asset Allocation Fund upon written request. Fund/Plan will preserve, for the periods prescribed under Rule 31a-2 under the Act, all such records required to be maintained under Rule 31a-1 of the Act.

                               ISSUANCE OF SHARES

      Section 15. Prior to the daily determination of net asset value in accordance with the Fund's Prospectus and Statement of Additional Information, Fund/Plan shall process all purchase orders received since the last determination of the Fund's net asset value.

      Fund/Plan shall calculate on a daily basis the amount available for investment in Shares at the net asset value determined by the Asset Allocation Fund's pricing agent as of the close of regular trading on the New York Stock Exchange, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the custodian of the assets of the Asset Allocation Fund (the "Custodian"). Fund/Plan shall place a purchase order daily with the Asset Allocation Fund for the proper number of Shares and fractional Shares to be purchased and confirm such number to IAA Trust Company, in writing.

      Section 16. Fund/Plan having made the calculations provided for in Section 9, shall thereupon pay over the net asset value of Shares purchased to the Custodian. The proper number of Shares and fractional Shares shall then be issued daily and credited by Fund/Plan to the Shareholder Registration Records. The Shares and fractional Shares purchased for each

Transfer Agent Services Agreement between IAA Trust Asset Allocation Fund, Inc.
                          and Fund/Plan Services, Inc.
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Shareholder will be credited by Fund/Plan to that Shareholder's separate account. Fund/Plan shall mail to each Shareholder a confirmation of each purchase with, if requested, copies to the Asset Allocation Fund. Such confirmations will show the prior Share balance, the new Share balance, the Shares for which Stock Certificates are outstanding (if any), the amount invested and the price paid for the newly purchased Shares.

                                   REDEMPTIONS

      Section 17. Prior to the daily determination of net asset value in accordance with the Fund's Prospectus and Statement of Additional Information then in effect, Fund/Plan shall process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like. Thereupon, Fund/Plan shall advise the Asset Allocation Fund of the total number of Shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. The Asset Allocation Fund's pricing agent shall then determine the applicable net asset value. Thereafter Fund/Plan shall furnish the Asset Allocation Fund with an appropriate confirmation of the redemption and process the redemption by filing with the Custodian an appropriate statement and make the proper distribution and application of the redemption proceeds in accordance with the Fund's Prospectus and Statement of Additional Information then in effect. The stock registry books recording outstanding Shares, the Shareholder Registration Records and the individual account of the Shareholder shall be properly debited.

      Section 18. The proceeds of redemption shall be remitted by Fund/Plan in accordance with the Fund's Prospectus and Statement of Additional Information then in effect, by check mailed to the Shareholder at the Shareholder's registered address or wired to an authorized bank account. If Share Certificates have been issued for Shares being redeemed, then such Share Certificates and a stock power with a signature guarantee of a commercial bank, or a member firm of a national securities exchange shall accompany the redemption request. If Share Certificates have not been issued to the redeeming Shareholder, the signature of the Shareholder on the redemption request must be similarly guaranteed. The Fund may authorize Fund/Plan to waive signature guarantees.

      For the purposes of redemption of Shares which have been purchased within 15 days of a redemption request, the Asset Allocation Fund shall provide Fund/Plan, from time to time, with Written Instructions concerning the time within which such requests may be honored.

                                    DIVIDENDS

Transfer Agent Services Agreement between IAA Trust Asset Allocation Fund, Inc.
                          and Fund/Plan Services, Inc.
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      Section 19. The Asset Allocation Fund shall notify Fund/Plan of the date of each dividend declaration or capital gains distribution and the record date for determining the Shareholders entitled to payment. The per share payment amount of any dividend or capital gain shall be determined by the Asset Allocation Fund after receipt of necessary information from and consultation with Fund/Plan.

      Section 20. On or before each payment date, the Asset Allocation Fund will notify Fund/Plan of the total amount of the dividend or distribution currently payable. Fund/Plan will, on the designated payment date, automatically reinvest all dividends in additional Shares except in cases where Shareholders have elected to receive distribution in cash, in which case Fund/Plan will mail distribution checks to the Shareholders for the proper amounts payable to them from monies transferred by The Custodian to Fund/Plan for that purpose.

                                      FEES

      Section 21. The Asset Allocation Fund agrees to pay Fund/Plan compensation for its services and to reimburse it for expenses, at the rates and amounts as set forth in Schedule "B" attached hereto, and as shall be set forth in any amendments to such Schedule "B" approved by the Asset Allocation Fund and Fund/Plan. The Asset Allocation Fund agrees and understands that Fund/Plan's compensation will be comprised of two components, payable on a monthly basis, as follows:

                  (i) Subject to a minimum fee, the Asset Allocation Fund agrees to pay Fund/Plan an annual Shareholder account maintenance fee calculated by multiplying the monthly average number of accounts in each Fund by one twelfth (1/12th) the per account fee as stated in Schedule "B". A combined account fee, subject to a minimum amount, will be billed monthly to the Asset Allocation Fund. These fees are to be paid by the Asset Allocation Fund within ten calendar days after receipt of an invoice from Fund/Plan.

                  (ii) reimbursement of any reasonable out-of-pocket expenses paid by Fund/Plan on behalf of the Asset Allocation Fund, which out-of-pocket expenses will be billed to the Asset Allocation Fund within the first ten calendar days of the month following the month in which such out-of-pocket expenses were incurred. The Asset Allocation Fund agrees to reimburse Fund/Plan for such expenses within ten calendar days of receipt of such bill.

      For the purpose of determining fees payable to Fund/Plan, the value of the Asset Allocation Fund's net assets shall be computed at the times and in the manner specified its Prospectus and Statement of Additional Information then in effect. During the term of this

Transfer Agent Services Agreement between IAA Trust Asset Allocation Fund, Inc.
                          and Fund/Plan Services, Inc.
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Agreement, should the Asset Allocation Fund seek services or functions in addition to those outlined above or in Schedule "A" attached, a written amendment to this Agreement specifying the additional services and corresponding compensation shall be executed by both Fund/Plan and the Asset Allocation Fund.

                               GENERAL PROVISIONS

      Section 22. Fund/Plan shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, and the disbursement of dividends and dividend reinvestments, in which will be noted the transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each Shareholder. Fund/Plan agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940, as amended, any records relating to services provided under this Agreement which are required to be maintained by Rule 31a-1 under the Act.

      Section 23. In addition to the services as Transfer Agent and dividend disbursing agent set forth above, Fund/Plan will perform other services for the Asset Allocation Fund as agreed upon from time to time, including but not limited to, preparation of and mailing Federal Tax Information Forms, mailing semi-annual reports of the Asset Allocation Fund, preparation of one annual list of Shareholders, and mailing notices of shareholders' meetings, proxies and proxy statements.

      Section 24. Nothing contained in this Agreement is intended to or shall require Fund/Plan in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the Custodian or the New York Stock Exchange are closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and the Custodian are open.

      Section 25.

           (a) Fund/Plan, its directors, officers, employees, shareholders and agents shall only be liable for any error of judgment or mistake of law or for any loss suffered by the Asset Allocation Fund, in connection with the performance of this Agreement that result from willful misfeasance, bad faith or negligence on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.

            (b) Any person, even though also a director, officer, employee, shareholder or

Transfer Agent Services Agreement between IAA Trust Asset Allocation Fund, Inc.
                          and Fund/Plan Services, Inc.
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agent of Fund/Plan, who may be or become an officer, trustee, employee, or agent of the Asset Allocation Fund, shall be deemed, when rendering services to such entity or acting on any business of the Asset Allocation Fund, (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for the Asset Allocation Fund and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of Fund/Plan even though that person is being paid salary by Fund/Plan.

            (c) Notwithstanding any other provision of this Agreement, the Asset Allocation Fund shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of
(i) any action taken or omitted to be taken by Fund/Plan in good faith hereunder; (ii) any action taken or omitted to be taken by Fund/Plan in good faith in reliance upon any certificate, instrument, order, or stock certificate or other document reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Asset Allocation Fund or upon the opinion of legal counsel to the Asset Allocation Fund, or its own counsel; or (iii) any action taken or omitted to be taken by Fund/Plan in connection with its appointment under this agreement, which action or omission was taken in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended, or repealed. Indemnification under this subparagraph, however, shall not apply to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders, or agents in cases of its or their willful misfeasance, bad faith, negligence or reckless disregard of its or their duties hereunder.

            (d) Fund/Plan shall give written notice to the Asset Allocation Fund within ten (10) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to notify the Asset Allocation Fund of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Asset Allocation Fund of any liability arising under this Section or otherwise, except to the extent that failure to give notice prejudices the Asset Allocation Fund.

Transfer Agent Services Agreement between IAA Trust Asset Allocation Fund, Inc.
                          and Fund/Plan Services, Inc.
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                                                             Page 9 of 12 pages.
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            (e) For any legal proceeding giving rise to this indemnification, the Asset Allocation Fund shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within ten (10) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. In the event the Asset Allocation Fund chooses to defend or prosecute such claim, the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.

            (f) The Asset Allocation Fund shall not settle any claim under Sub-Section (d) and (e) without Fund/Plan's express written consent, which consent shall not be unreasonably withheld. Fund/Plan shall not settle any such claim without the Asset Allocation Fund's express written consent, which likewise shall not be unreasonably withheld.

      Section 26. Fund/Plan is authorized, upon receipt of Written Instructions from the Asset Allocation Fund, to make payment upon redemption of Shares without a signature guarantee. The Asset Allocation Fund hereby agrees to indemnify and hold Fund/Plan, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, losses whatsoever arising out of or in connection with a payment by Fund/Plan upon redemption of Shares pursuant to Written Instructions and without a signature guarantee; upon the request of Fund/Plan, the Asset Allocation Fund shall assume the entire defense of any action, suit or claim subject to the foregoing indemnity. Fund/Plan shall notify the Asset Allocation Fund of any such action, suit or claim within thirty (30) days after receipt by Fund/Plan of notice thereof.

      Section 27.

      (a) The term of this Agreement shall be for a period of three (3) years, commencing on the date hereinabove first written (the "Effective Date"), and shall continue thereafter on a year to year term subject to termination by either Party set forth in (c) below.

      (b) The fee schedule set forth in Schedule "B" attached shall be fixed for three (3) years commencing on the Effective Date of this Agreement. Such fees are to be paid by the Fund within ten calendar days of receipt of an invoice from Fund/Plan after the end of each month.

      (c) After the initial term of this Agreement, the Asset Allocation Fund or Fund/Plan may give written notice to the other of the termination of this Agreement, such

Transfer Agent Services Agreement between IAA Trust Asset Allocation Fund, Inc.
                          and Fund/Plan Services, Inc.
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                                                            Page 10 of 12 pages.
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termination to take effect at the time specified in the notice, which date shall not be less than one hundred twenty (120) days after the date of receipt of such notice. Upon the effective termination date, the Asset Allocation Fund shall pay to Fund/Plan such compensation as may be due as of the date of termination and shall likewise reimburse Fund/Plan for any out-of-pocket expenses and disbursements reasonably incurred by Fund/Plan to such date.

      (d) If a successor to any of Fund/Plan's duties or responsibilities under this Agreement is designated by the Asset Allocation Fund by written notice to Fund/Plan in connection with the termination of this Agreement, Fund/Plan shall promptly upon such termination and at the expense of the Asset Allocation Fund, transfer all required records and shall cooperate in the transfer of such duties and responsibilities.

      Section 28. The Asset Allocation Fund shall file with Fund/Plan a certified copy of each resolution of its Board of Directors authorizing the execution of Written Instructions or the transmittal of Oral Instructions, as provided in Section 1 of this Agreement.

      Section 29. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

      If to the Asset Allocation Fund:                      If to Fund/Plan:
      --------------------------------                      ----------------

      IAA Asset Allocation Fund, Inc.               Fund/Plan Services, Inc.
      808 IAA Drive                                        2 West Elm Street
      Bloomington, IL 61702                           Conshohocken, PA 19428
      Attention:  Richard M. Miller             Attention: Kenneth J. Kempf,
                      Vice President                               President

      Section 30. The Asset Allocation Fund represents and warrants to Fund/Plan that the execution and delivery of this Agreement by the undersigned officers of the Asset Allocation Fund has been duly and validly authorized by resolution of the Board of Directors of the Asset Allocation Fund.

      Section 31. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

Transfer Agent Services Agreement between IAA Trust Asset Allocation Fund, Inc.
                          and Fund/Plan Services, Inc.
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      Section 32. This Agreement shall extend to and shall be binding upon the
Parties and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Asset Allocation Fund without the written consent of Fund/Plan or by Fund/Plan without the written consent of the Asset Allocation Fund, authorized or approved by a resolution of their respective Boards of Directors.

      Section 33. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and the venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania.

      Section 34. No provision of this Agreement may be amended or modified, in any manner except in writing, properly authorized and executed by Fund/Plan and the Asset Allocation Fund.

      Section 35. If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby substantially impaired.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting in its entirety, of twelve typewritten pages, together with Schedules "A" and "B", to be signed by their duly authorized officers as of the day and year first above written.

IAA Asset Allocation Fund, Inc.             Fund/Plan Services, Inc.

____________________________________        ____________________________________
By:  Gary E. Mede                           By: Kenneth J. Kempf, President
      Vice President


Transfer Agent Services Agreement between IAA Trust Asset Allocation Fund, Inc.
                          and Fund/Plan Services, Inc.
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                                                            Page 12 of 12 pages.
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                                                                    SCHEDULE "A"

                       TRANSFER AGENT/SHAREHOLDER SERVICES
                                       FOR
                         IAA ASSET ALLOCATION FUND, INC.

The following Transfer Agency Services shall be provided under this agreement:

o     Opening new accounts and entering demographic data into shareholder base.

o Real-time Customer Information File (CIF) to link accounts within a Fund and across all Funds.

o     100% Quality Control of new accounts opened on a same-day/next day basis.

o     Account Maintenance.

o     Processing all investments including:
      - initial investments
      - subsequent investments through lock box computer interface
      - pre-authorized investments through ACH
      - government allotments through ACH

o Processing tax ID certifications and Non-Resident Alien (NRA) and reporting back-up withholding.

o     Processing legal transfers of accounts.

o     Automated exchange processing.

o     Recording and retaining on tape all shareholder calls.

o     Research and respond to shareholder calls and written inquiries.

o Generating account statements with copies to appropriate interested parties. (Up to four statements.)

o     Redemption processing includes:

      - complete and partial redemptions
      - check redemption processing (if applicable)

o     Distribution options:

      - federal wires*
      - mailing checks
      - ACH*

o     Certificate issuance and cancellation.

Transfer Agent Services Agreement between IAA Trust Asset Allocation Fund, Inc.
                          and Fund/Plan Services, Inc.
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                                                            Schedule "A", Page 1
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o     Replacement of certificates through surety bonds.*

o     Process dividends and capital gains distributions.

o     Producing daily and monthly reports of shareholder activity.

                     Daily Reports
                     -------------

      Report Number                  Report Description
      -------------                  ------------------
      (no report number)             Daily Activity Register
                024                  Tax Reporting Proof
                051                  Cash Receipts and Disbursement Proof
                053                  Daily Share Proof
                091                  Daily Gain/Loss Report
                104                  Maintenance Register
                044                  Transfer/Certificate Register
                056                  Blue Sky Warning Report
                501                  New Account Report
                038                  Money Market Payment & Adjustment Detail
                039                  Money Market Distribution Proof Report

                Monthly Reports
                ---------------

      Report Description
      ------------------
                Blue Sky
                Certificate Listing
                State Sales and Redemption
                Monthly Statistical
                Account Demographic Analysis
                MTD Sales - Demographics by Account Group
                Account Analysis by Type

o Preparation of federal tax information forms to include 1099-DIV's, 1099-B's, 1042's, etc. to shareholders with tape to IRS.

o Microfilming and indexing in PC system of all application, correspondence and other pertinent shareholder documents to provide automated location of these records.

o     Microfilming all checks presented for investment and check redemptions.

o     Processing reinvestment of dividends of one fund into another fund.

o     Addressing, mailing and tabulation of annual proxy cards (one per year).

o     Ad Hoc reports as requested by fund management.*

Transfer Agent Services Agreement between IAA Trust Asset Allocation Fund, Inc.
                          and Fund/Plan Services, Inc.
================================================================================
                                                            Schedule "A", Page 2

o System access by PC dial-up or by dedicated line for IAA initiated calls only (if applicable).*

o     Retirement Plan processing (IRA, SEP, Omnibus Qualified Plans):
      - Systematic tracking of current, prior year and rollover contributions
      - 5498 tax reporting
      - 1099R reporting on distributions
      - Processing transfer of assets between custodians
      - PC based recalculation of required minimum distributions for IRA SWP's for shareholders over 59 1/2 years of age.

o     Preparation of one annual list of shareholders.

o     Prepare shareholder lists, labels, etc.*

o Processing sweep purchases and redemptions for brokerage, bank or other accounts via tape or transmission.*

      * Separate fees will apply for these services

Transfer Agent Services Agreement between IAA Trust Asset Allocation Fund, Inc.
                          and Fund/Plan Services, Inc.
================================================================================
                                                            Schedule "A", Page 3

                                                                    SCHEDULE "B"

              SHAREHOLDER SERVICES AND TRANSFER AGENT FEE SCHEDULE
                                       FOR
                         IAA ASSET ALLOCATION FUND, INC.

       This Fee Schedule is fixed for a period of three (3) years from the Effective Date as that term is defined in the Agreement.

I.    A) Base Fee

            $15.60 per account per year (1/12 payable monthly) Minimum monthly fee - $500

      B) IRA's, 403(b) Plans, Defined Contribution/Benefit Plans:

            $12.00 per Account Annual Maintenance Fee

II.   Out-of-Pocket Expenses:

      The Asset Allocation Fund will reimburse Fund/Plan Services monthly for all reasonable out-of-pocket expenses, including postage, stationery (statements), telecommunications (telephone, fax, dedicated 800 line, on-line access), special reports, transmissions, records retention, tapes, couriers and any pre-approved travel expenses.

III.  Additional Services

      Activities of a non-recurring nature including but not limited to fund consolidations, mergers, acquisitions, reorganizations, the addition or deletion of a series, and shareholder meetings/proxies are not included herein, and will be quoted separately. To the extent the Asset Allocation Fund should decide to issue multiple/separate classes of shares, additional fees will apply. Any enhanced services, programming requests or reports will be quoted upon request.

Transfer Agent Services Agreement between IAA Trust Asset Allocation Fund, Inc.
                          and Fund/Plan Services, Inc.
================================================================================
                                                                    Schedule "B"